Exhibit 99.1

Ondas and Palantir Partner to Enhance Operational Capabilities and Drive Global Adoption of Autonomous Systems

Ondas Autonomous Systems will utilize Palantir’s Foundry platform to enable its scalable operating platform to support global adoption of its autonomous drone platforms

Foundry’s AI-driven insights will help to optimize supply chain, production workflows, and customer engagement strategies, delivering superior value to commercial and military customers

Boston, MA / March 11, 2025 / Ondas Holdings Inc. (NASDAQ: ONDS), a leader in autonomous drone and data solutions, today announced a strategic partnership between its wholly owned subsidiary, Ondas Autonomous Systems (“OAS”), and Palantir Technologies Inc. (NASDAQ: PLTR), a leading provider of AI systems. This collaboration will leverage Palantir’s Foundry platform to unify data, streamline operations, and enable a scalable operating platform supporting the adoption of OAS’s Optimus System and Iron Drone Raider autonomous drone platforms worldwide.

Through this partnership, Ondas will integrate Palantir’s Foundry platform as a decision-making accelerator, enabling real-time operational intelligence across its core functions, including customer engagement, sales and marketing, production, supply chain management, and field support. Foundry’s capabilities will be particularly helpful in scaling a US-based supply chain for Optimus and Iron Drone. Foundry’s capabilities will enhance Ondas’ ability to navigate complex operational environments and scale its autonomous solutions to provide aerial security and intelligence across defense, security, and public safety markets.

“Palantir’s Foundry platform will serve as a central operating system for our data, creating a unified operational picture that significantly boosts efficiency and scalability,” said Eric Brock, Chairman and CEO of Ondas. “By leveraging Foundry and other Palantir capabilities, we access a comprehensive AI-enabled infrastructure that supports our business expansion. As we deploy our Optimus and Iron Drone platforms, Foundry’s AI-driven insights will allow us to optimize supply chain, production workflows, and customer engagement strategies, ensuring we deliver exceptional value to both commercial and military clients.”

“We are excited to partner with Ondas to scale their autonomous drone solutions,” said Kevin Kawasaki, Global Head of Business Development at Palantir. “Foundry’s ability to integrate siloed data sources and enable real-time analytics will empower Ondas to make faster, data-driven decisions, ensuring their customers—across industries and defense—operate with greater efficiency and resilience.”

The scalability of Palantir’s Foundry platform will also support Ondas’ broader strategic initiatives, facilitating deeper market penetration and reinforcing its leadership position in the autonomous systems industry. As the Optimus System and Iron Drone Raider gain traction globally, this partnership will enable Ondas to manage its growing operational complexity efficiently while continuing to innovate and deliver cutting-edge autonomous solutions. The partnership also allows Ondas and Palantir to explore future technology collaborations.

About Ondas Holdings Inc.

Ondas Holdings Inc. (“Ondas”) is a leading provider of private wireless data solutions via Ondas Networks Inc. (“Ondas Networks”) and commercial drone solutions through Ondas Autonomous Systems Inc. via its wholly owned subsidiaries American Robotics, Inc. (“American Robotics” or “AR”) and Airobotics LTD (“Airobotics”), which we operate as a separate business unit called Ondas Autonomous Systems.

Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging commercial and government markets. Ondas Networks’ standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications.

Ondas Autonomous Systems Inc. (OAS) specializes in designing, developing, and marketing autonomous drone solutions via its two advanced drone platforms: the Optimus System, the world’s first FAA-certified small UAS (sUAS) for aerial security and data capture, and the Iron Drone Raider, a counter-drone system designed to combat hostile drones. Both platforms are highly automated, AI-powered, and capable of continuous, remote operation for critical defense, infrastructure, industrial, and government applications. American Robotics and Airobotics have achieved industry-leading regulatory milestones, including the first-ever FAA Type Certification for the Optimus System and the first drone system approved by the FAA for automated beyond-visual-line-of-sight (BVLOS) operations without an on-site human operator.

Ondas Networks, American Robotics and Airobotics together provide users in defense, homeland security, public safety and other critical industrial and government security and infrastructure markets with improved connectivity, situational awareness and data collection and information processing capabilities.

For additional information on Ondas Holdings, visit www.ondas.com or follow Ondas Holdings on X formerly known as Twitter and LinkedIn. For additional information on Ondas Networks, visit www.ondasnetworks.com or follow Ondas Networks on X and LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on X and LinkedIn. For additional information on Airobotics, visit www.airoboticsdrones.com or follow Airobotics on X and LinkedIn. For additional information on Ondas Autonomous Systems, follow us on LinkedIn.

Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

Preston.grimes@ondas.com